Exhibit 23.4

CONSENT OF EXPERT

We hereby consent to the use of our name contained in the technical report entitled National Instrument 43-101 Independent Technical Report Updated Mineral Resource Estimate for the Buckreef Gold Mine Project, Tanzania, East Africa with an effective date of May 15, 2020, incorporated by reference to, and reference as an expert contained in, the Company’s Registration Statement on Form F-3.

Crundwell Metallurgy (Crundwell)

/s/ Frank Crundwell

Frank Crundwell

Dated: February 9, 2021